Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT

This CONFIDENTIAL SETTLEMENT AGREEMENT (the “Agreement”), made and entered into as of August 30, 2005 (the “Effective Date”) by and between SUNRISE TELECOM INCORPORATED, a Delaware corporation with its principal offices located at 300 Enzo Drive, San Jose, California, 95138 (together with all entities that during the term of the Agreement Sunrise Telecom Incorporated controls, “Sunrise”), ACTERNA LLC, a Delaware limited liability company with its principal offices located at 1 Milestone Center Court, Germantown, Maryland, 20876 (together with all other entities that during the term of the Agreement Acterna LLC controls, “Acterna”), and JDS UNIPHASE CORP., a Delaware corporation with its principal offices at 1768 Automation Parkway, San Jose, California 95131 (together with all other entities that during the term of the Agreement JDS Uniphase Corp. controls, “JDSU”). Sunrise, Acterna, and JDSU are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sunrise, Acterna, and JDSU are each the owner of certain patents.

WHEREAS, Acterna has filed suit against Sunrise, captioned as Acterna LLC v. Sunrise Telecom, Inc.; Consultronics, Ltd.; and Consultronics, Inc., now pending in the United States District Court for the District of Maryland, Civil Action No. 04 CV 1049 (PJM) (the “Maryland Lawsuit”).

WHEREAS, Sunrise has filed suit against Acterna, captioned as Sunrise Telecom Incorporated v. Acterna LLC, now pending in the United States District Court for the Northern District of California, Civil Action No. 04 01601 WWS (the “California Lawsuit I”).

WHEREAS, Sunrise has filed suit against Acterna, captioned as Sunrise Telecom Incorporated v. Acterna LLC, now pending in the United States District Court for the Northern District of California, Civil Action No. CO5 01555 CRB (the “California Lawsuit II”).

WHEREAS, Sunrise has filed suit against Acterna, captioned as Sunrise Telecom Incorporated v. Acterna LLC, now pending in the United States District Court for the Eastern District of Texas, Civil Action No. 2 05 CV 174 (the “Texas Lawsuit I”).

WHEREAS, Sunrise has filed suit against Acterna, captioned as Sunrise Telecom Incorporated v. Acterna LLC, now pending in the United States District Court for the Eastern District of Texas, Civil Action No. 2 05 CV 343 (the “Texas Lawsuit II”) (collectively the Maryland Lawsuit, California Lawsuit I, California Lawsuit II, Texas Lawsuit I, and Texas Lawsuit II are referred to as the “Litigation”).

WHEREAS, JDSU has purchased Acterna, and Acterna is now a subsidiary of JDSU.

WHEREAS, the Parties desire to settle and to resolve finally the Litigation.

WHEREAS, in connection with the settlement of the Litigation JDSU desires to obtain, and Sunrise is willing to grant JDSU and Acterna, a covenant not to sue as hereinafter defined and subject to all the terms and conditions of this Agreement.

WHEREAS, in connection with the settlement of the Litigation Sunrise desires to obtain, and JDSU is and Acterna are willing to grant Sunrise, a covenant not to sue as hereinafter defined and subject to all the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, and in consideration of the promises and the mutual covenants hereinafter set forth, the Parties agree as follows:

A.	Definitions.

Capitalized terms shall have the following definitions, unless elsewhere defined in the body of the Agreement:

1.	Acterna Patents In Suit” shall mean:

a.	United States Patent No. 6,604,721;

b.	United States Patent No. 6,385,300;

c.	United States Patent No. 6,590,963;

d.	United States Patent No. 6,738,454;

e.	United States Patent No. 5,511,108;

f.	United States Patent No. 5,571,766;

g.	United States Patent No. 5,867,206; and

h.	United States Patent No. 5,585,842.

The “Acterna Patents In Suit” shall include all continuations, continuations in part, divisionals, reissues, reexaminations, and foreign counterparts of U.S. Patent Nos. 6,604,721; 6,385,300; 6,590,963; 6,738,454; 5,511,108; 5,571,766; 5,867,206; and 5,585,842.

2.	“JDSU Patents” shall mean any and all patents, including any continuations, continuations in part, divisionals, reissues, reexaminations, or foreign counterparts, that have been or may be assigned to JDSU, or otherwise transferred to JDSU, as of the Effective Date and for five years thereafter. The “JDSU Patents” include all patents owned by Acterna, but the “JDSU Patents” do not include the Acterna Patents In Suit.

3.	“Sunrise Patents In Suit” shall mean:

a.	United States Patent No. 5,619,489;

b.	United States Patent No. 6,891,803; and

c.	United States Patent No. 6,917,595.

The “Sunrise Patents In Suit” shall include all continuations, continuations in part, divisionals, reissues, reexaminations, and foreign counterparts of U.S. Patent Nos. 5,619,489; 6,891,803; and 6,917,595.

4.	“Sunrise Patents” shall mean any and all patents, including any continuations, continuations in part, divisional, reissue, reexamination, or foreign counterpart, that have been or may be assigned to Sunrise, or otherwise transferred to Sunrise, as of the Effective Date and for five years thereafter. The “Sunrise Patents” include all patents owned by Sunrise, but the “Sunrise Patents” do not include the Sunrise Patents In Suit.

B.	Covenants Not To Sue.

1. Covenant Not To Sue From Sunrise To JDSU And Acterna

a.	Until the expiration of the last to expire of the Sunrise Patents in Suit, Sunrise agrees and covenants that it will not assert any of the Sunrise Patents In Suit, against either (i) any current or future JDSU product, method, or service for utilizing any function or feature incorporated in any JDSU product, method, or service as of the Effective Date or (ii) any current or future Acterna product, method, or service for utilizing any function or feature incorporated in any Acterna product, method, or service as of the Effective Date.

b.	For a period of five years from the Effective Date, Sunrise agrees and covenants that it will not assert any of the Sunrise Patents against (i) any current or future JDSU product, method, or service for utilizing any function or feature incorporated in an JDSU product, method, or service as of the Effective Date or (ii) any current or future Acterna product, method, or service for utilizing any function or feature incorporated in any Acterna product, method, or service as of the Effective Date. Nothing in this Agreement shall prevent Sunrise from asserting the Sunrise Patents against products covered by this covenant after the five year period, but Sunrise agrees not to seek damages accrued during said five year period in any such action.

c.	The covenant of Section B(1)(a) and the covenant of Section B(1)(b) may not be transferred, assigned, or otherwise conveyed except to an acquirer of JDSU or Acterna on the acquisition by the acquirer of all or nearly all the assets or capital stock of JDSU or Acterna. Any acquirer shall only gain the benefit of the covenant to the extent of functions and features that exist as of the Effective Date and in products or services of JDSU or Acterna.

d.	Neither JDSU nor Acterna shall challenge directly or indirectly, or aid any third party in challenging:

i.	the validity of any claim of the Sunrise Patents and the Sunrise Patents In Suit; and

ii.	the enforceability of the Sunrise Patents and the Sunrise Patents In Suit;

provided, however, that notwithstanding anything to the contrary stated herein, JDSU or Acterna may assert validity and enforceability as a defense to any action by Sunrise in breach of Section B of this Agreement or otherwise.

e.	This Agreement does not give, and shall not be construed to give, JDSU or Acterna any express or implied rights in any intellectual property of Sunrise other than as expressly granted herein.

2. Covenant Not To Sue From JDSU And Acterna To Sunrise

a.	Until the expiration of the last to expire of the Acterna Patents in Suit, JDSU and Acterna agree and convent not to assert any of the Acterna Patents In Suit, against any current or future Sunrise product, method, or service for utilizing any function or feature incorporated in any Sunrise product, method, or service as of the Effective Date.

b.	For a period of five years from the Effective Date, JDSU and Acterna agree and covenant not to assert any of the JDSU Patents against any current or future Sunrise product, method, or service for utilizing any function or feature incorporated in any Sunrise product, method, or service as of the Effective Date. Nothing in this Agreement shall prevent JDSU or Acterna from asserting the JDSU Patents against products covered by this covenant after the five year period, but JDSU and Acterna agree not to seek damages accrued during said five year period in any such action.

c.	The covenant of Section B(2)(a) and the covenant of Section B(2)(b) may not be transferred, assigned, or otherwise conveyed except to an acquirer of Sunrise on the acquisition by the acquirer of all or nearly all the assets or capital stock of Sunrise. Any acquirer shall only gain the benefit of the covenant to the extent of functions and features that exist as of the Effective Date; and in products or services of Sunrise.

d.	Sunrise shall not challenge directly or indirectly, or aid any third party in challenging:

i.	the validity of any claim of the JDSU Patents and the Acterna Patents In Suit; and

ii.	the enforceability of the Sunrise Patents and the Acterna Patents In Suit;

provided, however, that notwithstanding anything to the contrary stated

herein, Sunrise may assert validity and enforceability as a defense to any action by JDSU or Acterna in breach of Section B of this Agreement or otherwise.

e.	This Agreement does not give, and shall not be construed to give, Sunrise any express or implied rights in any intellectual property of JDSU and Acterna other than as expressly granted herein.

C.	Payment and Dismissal of Litigation.

1.	Within 15 days of the Effective Date, JDSU and Acterna shall deliver to Sunrise a total payment of $1,500,000 United States Dollars in immediately available funds.

2.	Within five days of Sunrise’s receipt of such payment, Acterna and Sunrise shall jointly dismiss without prejudice all claims, counterclaims, and actions in the Litigation.

D.	Maintenance, Use, and Enforcement of Patent Rights.

1. In the event that any of the Acterna Patents In Suit, JDSU Patents, Sunrise Patents In Suit, or Sunrise Patents, or any claim thereof, are adjudged to be invalid or unenforceable by the U.S. Patent and Trademark Office or a court of competent jurisdiction in a final ruling or judgment after all appeals are exhausted, no Parties’ rights or obligations under this Agreement will be diminished or enhanced in anyway.

2. Sunrise shall be under no obligation to file, prosecute or maintain any patent rights, including the Sunrise Patents and the Sunrise Patents In Suit, in any given country.

3. JDSU shall be under no obligation to file, prosecute or maintain any patent rights, including the JDSU Patents and the Acterna Patents In Suit, in any given country.

4. Acterna shall be under no obligation to file, prosecute or maintain any patent rights, including the Acterna Patents In Suit, in any given country.

E.	Representations, Warranties and Covenants.

1. Sunrise. Sunrise represents and warrants that:

a.	Organization. Sunrise is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

b.	Authorization; Validity of Agreement; Sunrise’s Action. Sunrise has the corporate power and authority to execute and deliver this Agreement and to consummate the actions contemplated hereby. Sunrise’s execution, delivery, and performance of this Agreement, and Sunrise’s consummation of the actions contemplated hereby, have been duly authorized and no other corporate action on the part of Sunrise is necessary. This Agreement has been duly executed and delivered by Sunrise and, assuming due and valid authorization, execution and delivery hereof by Acterna and JDSU, is a valid and binding obligation of Sunrise, enforceable against Sunrise in accordance with its terms.

c.	Consents and Approvals; No Violations. None of Sunrise’s execution, delivery or performance of this Agreement; nor Sunrise’s consummation of the actions contemplated hereby; nor Sunrise’s compliance with any of the provisions hereof shall:

i.	conflict with or result in any breach of any provision of the certificate of incorporation or by laws or similar organizational documents of Sunrise;

ii.	require on the part of Sunrise any filing with, or permit, authorization, consent or approval of, any governmental entity;

iii.	result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Sunrise is a party or by which it or any of its properties or assets may be bound; or

iv.	violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sunrise or any of its properties or assets; excluding from the foregoing clauses (ii) (iii) or (iv) any acts or omissions that would not, individually or in the aggregate, have a material adverse change in, or effect on, the business, financial condition or operations of Sunrise.

d.	Disclaimers. Nothing herein shall constitute a representation or warranty by Sunrise:

i.	as to the scope of the Sunrise Patents or Sunrise Patents In Suit,

ii.	that the Sunrise Patents or the Sunrise Patents In Suit are enforceable;

iii.	that any claim of the Sunrise Patents or the Sunrise Patents In Suit is valid; and

iv.	that the exercise of the rights granted hereunder does not and will not infringe upon the intellectual property rights of any third party.

Nothing herein shall constitute:

i.	an undertaking to bring or prosecute actions or suits against any third party for infringement; or

ii.	a grant or creation by implication, estoppel, or otherwise, of any license or right under any patents or other intellectual property of any third party.

2. Acterna. Acterna represents and warrants that:

a.	Organization. Acterna is a limited liability company duly organized, validly existing, and in good standing under the law of the State of Delaware.

b.	Authorization; Validity of Agreement; Acterna’s Action. Acterna has the corporate power and authority to execute and deliver this Agreement and to consummate the actions contemplated hereby. The execution, delivery and performance by Acterna of this Agreement, and the consummation by it of the actions contemplated hereby, have been duly authorized and no other corporate action on the part of Acterna is necessary. This Agreement has been duly executed and delivered by Acterna and, assuming due and valid authorization, execution and delivery hereof by Sunrise, is a valid and binding obligation of Acterna, enforceable against Acterna in accordance with its terms.

c.	Consents and Approvals; No Violations None of Acterna’s execution, delivery, or performance of this Agreement; nor Acterna’s consummation of the actions contemplated hereby; nor Acterna’s compliance with any of the provisions hereof shall:

i.	conflict with or result in any breach of any provision of the certificate of incorporation or by laws or similar organizational documents of Acterna;

ii.	require on the part of Acterna any filing with, or permit, authorization, consent or approval of, any governmental entity;

iii.	result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Acterna is a party or by which it or any of its properties or assets may be bound; or

iv.	violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acterna or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, individually or in the aggregate, have a material adverse change in, or effect on, the business, financial condition or operations of Acterna.

d.	Disclaimers. Nothing herein shall constitute a representation or warranty by Acterna:

i.	as to the scope of the Acterna Patents In Suit;

ii.	that the Acterna Patents In Suit are enforceable;

iii.	that any claim of the Acterna Patents In Suit are enforceable; or

iv.	that the exercise of the rights granted hereunder does not and will not infringe upon the proprietary rights of any third party.

Nothing herein shall constitute:

i.	an undertaking to bring or prosecute actions or suits against any third party for infringement, or

ii.	a grant or creation by implication, estoppel, or otherwise, of any license or right under any patents or other intellectual property of any third party.

3. JDSU. JDSU represents and warrants that:

a.	Organization. JDSU is a corporation duly organized, validly existing, and in good standing under the law of the State of Delaware.

b.	Authorization; Validity of Agreement; JDSU’s Action. JDSU has the corporate power and authority to execute and deliver this Agreement and to consummate the actions contemplated hereby. The execution, delivery and performance by JDSU of this Agreement, and the consummation by it of the actions contemplated hereby, have been duly authorized and no other corporate action on the part of JDSU is necessary. This Agreement has been duly executed and delivered by JDSU and, assuming due and valid authorization, execution and delivery hereof by Sunrise, is a valid and binding obligation of JDSU, enforceable against JDSU in accordance with its terms.

c.	Consents and Approvals; No Violations None of JDSU’s execution, delivery, or performance of this Agreement; nor JDSU’s consummation of the actions contemplated hereby; nor JDSU’s compliance with any of the provisions hereof shall:

i.	conflict with or result in any breach of any provision of the certificate of incorporation or by laws or similar organizational documents of JDSU;

ii.	require on the part of JDSU any filing with, or permit, authorization, consent or approval of, any governmental entity;

iii.	result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which JDSU is a party or by which it or any of its properties or assets may be bound; or

iv.	violate any order, writ, injunction, decree, statute, rule or regulation applicable to JDSU or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, individually or in the aggregate, have a material adverse change in, or effect on, the business, financial condition or operations of JDSU.

d.	Disclaimers. Nothing herein shall constitute a representation or warranty by JDSU:

i.	as to the scope of the JDSU Patents or the Acterna Patents In Suit;

ii.	that the JDSU Patents and the Acterna Patents In Suit are enforceable;

iii.	that any claim of the JDSU Patents and the Acterna Patents In Suit is valid; or

iv.	that the exercise of the rights granted hereunder does not and will not infringe upon the proprietary rights of any third party.

Nothing herein shall constitute:

i.	an undertaking to bring or prosecute actions or suits against any third party for infringement; or

ii.	a grant or creation by implication, estoppel, or otherwise, of any license or right under any patents or other intellectual property of any third party.

F.	Releases.

1. Mutual Releases

a.

Acterna Release. Subject to the continuing rights provided to Acterna under Section B of this Agreement, Acterna will, and hereby does, release and forever discharge Sunrise and its officers, directors, employees, agents, attorneys, and successors and assigns of and from any and all claims and counterclaims of the Litigation and any other manner of action or actions, cause or causes of action, in law or equity, arising at common law, by contract, by statute or otherwise, and any and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent, as of the Effective Date. Ordinary trade payables and warranties on goods sold in the ordinary course of business are excluded from this release.

b.	JDSU Release. Subject to the continuing rights provided to JDSU under Section B of this Agreement, JDSU will, and hereby does, release and forever discharge Sunrise and its officers, directors, employees, agents, attorneys, and successors and assigns of and from any and all claims and counterclaims of the Litigation and any other manner of action or actions, cause or causes of action, in law or equity, arising at common law, by contract, by statute or otherwise, and any and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent, as of the Effective Date. Ordinary trade payables and warranties on goods sold in the ordinary course of business are excluded from this release.

c.	Sunrise Release. Subject to the continuing rights provided to Sunrise under Section B of this Agreement, Sunrise will, and hereby does, release and forever discharge Acterna and JDSU and their officers, directors, employees, agents, attorneys, and successors and assigns of and from any and all claims and counterclaims of the Litigation and any other manner of action or actions, cause or causes of action, in law or equity, arising at common law, by contract, by statute or otherwise, and any and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent, as of the Effective Date. Ordinary trade payables and warranties on goods sold in the ordinary course of business are excluded from this release.

2. Unanticipated Claims. Subject to the continuing rights provided to the Parties under Section B of this Agreement, each Party hereby expressly acknowledges that there is a risk that, subsequent to the execution of this Agreement, it may incur, suffer or sustain injuries, losses, damages, costs, attorneys fees, expenses or any of these which are in some way caused by or are connected with the claims and counterclaims and other actions or causes of action released in Sections F(l) (a, b & c) which are unknown or unanticipated at the time of signing, or which are presently not capable of being ascertained. Each Party further acknowledges that there is a risk that such damages as are known may become more serious than now anticipated or expected. Nonetheless, each Party hereby expressly acknowledges that this Agreement has been negotiated and agreed upon in light of these realizations, and each of them, and hereby waives all rights which it may have had in these unsuspected claims. Each Party specifically waives its right under California Civil Code Section 1542 which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTION OF THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Party also expressly waives all rights it may have under any equivalent or similar provision of any statute or other law of the United States, or any state or jurisdiction.

G.	Term And Termination.

This Agreement shall commence and become effective as of the Effective Date and shall terminate upon the later of:

1.	five years from the Effective Date; or

2.	the expiration of the last to expire of the Sunrise Patents In Suit and the Acterna Patents In Suit.

H.	Effect of Expiration or Termination.

The following provisions shall survive any expiration or termination of this Agreement:

1. any provision that plainly indicates it is intended to survive; and

2. Sections B (“Covenants Not To Sue”), E (“Representations, Warranties, and Covenants”) F (“Releases”), I (“Confidentiality”), K (“No Admission of Liability”), N (“Relationship of the Parties”) and 0 (“Governing Law And Dispute Resolution”).

I.	Confidentiality.

The Parties shall hold the terms of the settlement of the Litigation, including the contents of this Agreement, in confidence except:

1.	with the prior written consent of the other Parties;

2.	to any governmental body having jurisdiction to call therefore; provided, however, that prior to any such disclosure the disclosing Party shall notify the non-disclosing Party and all Parties shall cooperate in good faith to prepare the relevant disclosures with the goal of minimizing unnecessary disclosure to the governmental body or to any other third parties except, pursuant to rules and regulations of applicable securities laws, the Parties shall be entitled to disclose information related to the Agreement if such information is required to satisfy such rules and regulations;

3.	as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters;

4.	during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (a) the restrictions are embodied in a court-entered Protective Order and (b) the disclosing Party informs the other Parties in writing at least ten (10) days in advance of the disclosure;

5	in confidence to legal counsel, accountants, banks, financing sources and their advisors solely in connection with complying with financial transactions or legal reporting requirements; or

6.	in connection with any due diligence conducted by a third party in accordance with a bona fide intent to acquire the interests of a party under the Agreement; provided, however, that said third party represents in writing said party to comply with the foregoing confidentiality provisions.

J.	Notice. All notices required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed to be duly given if hand delivered or sent by overnight courier or mailed by certified or registered mail, return receipt requested, provided that a copy is also sent by facsimile transmission, in each case to the address set forth in the first recital paragraph of this Agreement, and in each case marked “Attention: General Counsel.” A Party may change the address to which such notice and communications shall be sent by written notice to the other Party, provided that any notice of change of address shall be effective only upon receipt.

K.	No Admission of Liability. In entering into this Agreement, no Party makes any admission of liability or wrongdoing regarding any factual or legal allegation or claim asserted in the Litigation.

1.	Acterna and JDSU do not consent that:

a.	the Sunrise Patents In Suit are enforceable;

b.	any claim of the Sunrise Patents In Suit is valid; or

c.	Acterna or JDSU infringes any claim of the Sunrise Patents In Suit.

2.	Sunrise does not consent that:

a.	the Acterna Patents In Suit are enforceable;

b.	any claim of the Acterna Patents In Suit is valid; or

c.	Sunrise infringes any claim of the Acterna Patents In Suit.

3.	The Parties agree that the terms of this Agreement and the existence of this Agreement do not accurately establish a reasonable royalty relating to any of the Acterna Patents In Suit, Sunrise Patents In Suit, JDSU Patents, and Sunrise Patents. No Party may use any term or condition of this Agreement or the existence of this Agreement as evidence of a reasonably royalty relating to any of the Acterna Patents In Suit, Sunrise Patents In Suit, JDSU Patents, and Sunrise Patents.

L.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties relating hereto all prior discussions among the Parties and any prior agreements are merged herein and extinguished.

M.	Time Of The Essence. All time limits stated in this Agreement are of the essence to this Agreement.

N.	Relationship Of The Parties. Nothing herein contained shall be construed to constitute the Parties hereto as partners or as joint venturers, or either as an employee or agent of the other.

O.	Governing Law and Dispute Resolution. This Agreement shall be deemed to be a contract made under the laws of the State of California and shall be governed by and construed in accordance with the laws of California, as if all Parties were residents of California. It shall be presumed that the Parties participated equally in drafting this Agreement. The Parties agree to make good faith efforts to first resolve any and all disputes, claims or controversies arising out of or relating to this Agreement through an alternative dispute resolution forum, mutually agreed among the parties. The Parties covenant that they will participate in non-binding, alternative dispute resolution in good faith, and they will share equally in its costs.

P.	Headings. The headings in this Agreement are for the convenience of the Parties only and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

Q.	Waiver. No waiver by a Party, whether expressed or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision, breach or default or a waiver of any other provision, breach or default of this Agreement.

R.	Binding Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties, and their permitted successors and assigns.

S.	Invalid Or Unenforceable Clauses. In the event that any one or more of the clauses contained in this Agreement shall be declared invalid or unenforceable by a final order or judgment of any court, the Agreement shall be construed to contain a modified version of such clause which reflects the intent of the Parties to the maximum extent which is valid or enforceable. If such modification is not reasonably practicable, then this Agreement shall be construed as if it did not contain such invalid or unenforceable clause and shall, in all other respects, remain in full force and effect.

T.	Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as an instrument under seal as of the date and year first above written.

SUNRISE TELECOM INCORPORATED

By:	/s/ Kirk Williams
Name	Kirk Williams
Title	Vice President, General Counsel & Secretary

ACTERNA LLC

By:	/s/ Peter L. Keeley
Name	Peter L. Keeley
Title	Vice President & General Counsel

JDS UNIPHASE CORP.

By:	/s/ Christopher S. Dewees
Name	Christopher S. Dewees
Title	Sr. Vice President & General Counsel

Exhibit A

Pleading Caption As Is Appropriate

IT IS HEREBY STIPULATED AND AGREED BY AND BETWEEN THE PARTIES that Acterna, LLC and Sunrise Telecom, Inc. hereby voluntarily dismiss, pursuant to Federal Rule of Civil Procedure 41(a), without prejudice all claims brought against each other. Each party is to bear their own costs and attorneys’ fees.

Signature Block and Proposed Order to Follow As Is Appropriate